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Exhibit 10.1

                          CONTINAN COMMUNICATIONS, INC.

                                OCTOBER 24, 2008

           UNANIMOUS WRITTEN CONSENT OF DIRECTOR IN LIEU OF A MEETING

The undersigned, acting in her capacity as the sole director of Continan Communications, Inc., a Nevada corporation ("CCI" or the "Company") does hereby adopt the following resolutions by unanimous written consent in lieu of a meeting pursuant to section 78.315 of the Nevada Private Corporations Law on November 14, 2008 (the "Unanimous Consent"), intending them to be effective as of October 24, 2008, and hereby certifies that said resolutions are still in full force and effect as of the date hereof and have not been amended, rescinded or modified in any respect:

WHEREAS Mr. Geoffrey A. Fox and Ms. Marcia Rosenbaum are all of the current members of the Board of Directors of the Company, and Mr. Fox is the Company's Chief Executive Officer ("CEO").

WHEREAS Mr. Fox desires to resign as a director and CEO of the Company, effective as of October 24, 2008, and has delivered a written resignation to that effect to the Company.

WHEREAS the Company will require that certain persons be designated as authorized signatories for purposes of signing all filings and reports of the Company (together "Company filings") required to be made under the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 ("Exchange Act") with the Securities and Exchange Commission ("SEC").

RESOLVED THAT the resignation of Mr. Fox as a director and as the CEO of the Company be, and the same hereby is, accepted effective as of the close of business on October 24, 2008.

RESOLVED that the Company conduct a search for an individual to serve as the CEO of the Company and as its Principal Executive Officer and as its Principal Financial Officer and Accounting Officer (as those terms are defined in the Securities Act and in the Exchange Act).

RESOLVED that Ms. Marcia Rosenbaum be, and she hereby is, appointed and shall serve as Assistant Secretary of the Company until her successor is duly appointed by the Board of Directors.

RESOLVED that Ms. Rosenbaum be, and she hereby is, authorized and designated as an authorized signatory on all Company filings and reports with the SEC including without limitation filings and reports for extensions to file Company filings and reports otherwise due under the Securities Act or the Exchange Act.

RESOLVED that the officers of the Company, including Ms. Marcia Rosenbaum, be, and each of them hereby is, authorized and directed to do and perform all other acts and things, and execute and deliver all writings, certificates or instruments of any kind, deemed reasonably necessary, desirable, convenient or proper to carry out, modify or supplement or to fully carry out the intent of these resolutions, and the execution, delivery or performance thereof by any such officer or authorized person on behalf of the Company shall be deemed conclusive evidence of the approval thereof by the Company.

         IN WITNESS WHEREOF, the undersigned has executed this unanimous written consent in lieu of a meeting as of the 14th day of November 2008, intending it to be effective as of October 24, 2008, in her capacity as the sole member of the Board of Directors of the Company.
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                                            CONTINAN COMMUNICATIONS, INC.
                                                  a Nevada corporation


                                            By:  /s/ Marcia Rosenbaum
                                                 -----------------------------
                                                 Marcia Rosenbaum, Director